Exhibit 99.2

GROM SOCIAL OFFICERS CONVERT ADDITIONAL DEBT TO EQUITY AT 63% PREMIUM TO MARKET

Conversions Add to Stockholder Equity, Improves Balance Sheet and Better Positions the Company for Uplisting to a Senior Exchange

Boca Raton, Fl., October 17, 2018, Grom Social Enterprises (OTCQB: GRMM) ("Grom" or the "Company"), a leading social media platform and original content provider for children between the ages of 5 and 16, www.gromsocial.com; announced today that its officers, Darren Marks and Mel Leiner, converted a combined total of $500,000 of their interest-free loans due from the Company, into Grom common stock. These loans, which were due on July 1, 2019, were converted at a price of $0.31, which is approximately 63% above the closing market of $0.19 on October 12, 2018.

The conversion represents the third transaction of this nature by the Company’s CEO Marks and CFO Leiner, this year. The officers previously converted a combined $500,000 of their demand loans into common stock in January 2018 and an additional $500,000 in September 2018 for a cumulative total of $1,500,000. As a result, the Company’s stockholder equity has risen on a proforma basis as of June 30, 2018 to $7,268,165, thus positioning the Company well, for its future plans. After the conversions, Messrs. Marks and Leiner now beneficially own 17,145,917 or approximately 13.1% and 10,387,634 or approximately 7.9% of the Company’s common stock, respectively.

Darren Marks, Chairman and CEO, commented, “I believe it’s imperative that Mel Leiner and I show our dedication and willingness to convert our demand loans into equity at prices significantly in excess of market value. These transactions have improved our balance sheet and should signal a strong message to our investors as to just how much we believe in our Company. We’re preparing for our next stage growth; improving our visibility, building stakeholder value, supporting our network and product expansion for accelerated revenue generation. “

About Grom Social Enterprises, Inc.

Grom Social Enterprises, Inc. owns five separate subsidiaries, including Grom Social, a safe social media platform for children between the ages of 5 and 16. Since its beginnings in 2012, Grom Social has attracted children and parents with the promise of a safe and secure environment, where their children can be entertained and interact with their peers while learning good digital citizenship. The Company also owns and operates Top Draw Animation, Inc., an award-winning animation company which produces animated content for Grom Social and other high-profile media properties such as Tom and Jerry, My Little Pony and Disney Animation's Penn Zero: Part-Time Hero. In addition, Grom Educational Services provides web filtering services for up to an additional two million children across 3,700 schools, and Grom Nutritional Services is in the process of creating a line of healthy nutritional supplements for children. For more information please visit Grom's website at www.gromsocial.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contacts:

Darren Marks

President &CEO

561-287-5776

Investor.relations@gromsocial.com

Melvin Leiner

Vice President

561-287-5776

Investor.relations@gromsocial.com